Exhibit 99.1

Jamba, Inc. Announces First Quarter 2011 Financial Results

Comparable Store Sales increase 3.1% System-wide and 2.2% for Company Stores

EMERYVILLE, Calif., May 23, 2011 — Jamba, Inc. (NASDAQ:JMBA) today reported unaudited financial results for the first fiscal quarter ended April 19, 2011. The Company continues to accelerate its transformation momentum with the delivery of positive comparable store sales across the system, the completion of its refranchising initiative, and the acceleration of its brand expansion through consumer products licensing.

Highlights for the 16 weeks ended April 19, 2011, compared to the 16 weeks ended April 20, 2010:

•

Company-owned comparable store sales(1) increased 2.2% for the quarter as compared to the prior year period, reflecting the Company’s second consecutive quarter of positive company-owned comparable stores sales growth and sequential improvement in seven of the last eight quarters.

•

System-wide comparable store sales(1) increased 3.1% for the quarter as compared to the prior year period and franchise-operated comparable store sales(1) increased 4.1% for the quarter, as compared to the prior year period.

•

Total revenue for the first quarter decreased 17.7% to $66.2 million from $80.4 million for the prior year period driven primarily by the impact of the trade-off of Company-owned store sales for royalties and franchise fees as a result of the Company’s refranchising initiative. Non-GAAP adjusted total revenue(2) was $60.9 million for the quarter compared to non-GAAP adjusted total revenue(2) of $60.6 million for the prior year period.

•	General and administrative expenses for the quarter decreased 4.6% to $10.4 million from $10.9 million as compared to the prior year period.

•

Net loss was $(6.5) million, or $(0.11) diluted loss per share for the quarter, compared to net loss of $(5.3) million or $(0.13) diluted loss per share for the prior year period. Non-GAAP adjusted net loss(5) was $(5.4) million for the quarter compared to non-GAAP adjusted net loss(5) of $(6.4) million for the prior year period.

•	Six new franchise stores and two new company-owned stores in the U.S. were opened during the quarter.

•

Jamba’s Korean master developer opened their first Jamba Juice location in South Korea. Following the close of the quarter, the Company signed a master development agreement for the development of 40 Jamba Juice locations in the Philippines over the next 10 years and a master development agreement for the development of 80 locations in Canada over the next 10 years.

•	Forty-two company-owned stores were refranchised during the quarter completing the Company’s refranchising initiative.

First Quarter Fiscal 2011 Results

Revenue

For the first quarter ended April 19, 2011, total revenues decreased 17.7% to $66.2 million from $80.4 million in the first quarter ended April 20, 2010. The decrease is primarily due to the reduction in the number of company-owned stores as a result of the Company’s refranchising initiative. The increase in company-owned comparable store sales of 2.2% was driven primarily by an increase in average check of 380 basis points, partially offset by lowered transaction count which we attribute to the weather impact on traffic. This represents the Company’s second consecutive quarter of positive company-owned comparable store sales growth and reflects sequential improvement in seven of the last eight quarters. In the first quarter of 2011, system-wide comparable store sales increased 3.1% and franchise-operated comparable store sales increased 4.1%, compared to the prior year period. Franchise and other revenue increased 51.8%, driven primarily by the increase in the number of franchise-operated stores. Jamba’s CPG licensed revenue increased to $0.2 million in the first quarter of 2011 from essentially zero in the prior year period due primarily to the commercialization and sale of licensed Jamba consumer products at more than 20,000 retail points of distribution.

Non-GAAP Adjusted Operating Profit(3) and Non-GAAP Adjusted Operating Profit Margin(3), Non-GAAP Adjusted Operating Profit (excluding refranchising)(4) and Non-GAAP Adjusted Operating Margin (excluding refranchising)(4)

Jamba’s non-GAAP adjusted operating profit margin(3) increased by 190 basis points to 14.0% for the first quarter of 2011 on a year over year basis and on a dollar basis decreased $0.4 million from the first quarter of 2010 reflecting the impact of refranchised stores. Non-GAAP adjusted operating profit (excluding refranchising)(4) reflected an increase of $1.4 million and on a non-GAAP adjusted operating profit margin (excluding refranchising)(4) rate reflected a 220 basis point improvement from 13.0% to 15.2% in the first quarter of 2011 as compared to the prior year period. Quarterly comparisons excluding the effects of the refranchising initiative from non-GAAP adjusted operating profit will be provided until the end of the first quarter of fiscal 2012, which represents the last refranchising year over year comparable quarter. The Company continued to see efficiencies in the costs of sales and labor expense lines achieved through a smaller, more geographically concentrated and better performing company-owned store base as a result of its refranchising initiative. In addition, as a result of Jamba’s positive company-owned comparable store sales increase, the Company started to leverage its fixed occupancy costs. During the quarter, the Company invested aggressively in marketing to introduce its new beverage offerings, including an innovative probiotic and yogurt blends platform, and a fruit and vegetable platform. During the first quarter, the Company also successfully launched its baked goods refresh which helped drive attachment rate higher.

Number of Stores

System-wide, Jamba has 741 stores in the United States, of which 434 are franchise-operated stores and 307 are company-owned. During the quarter the Company sold 42 company-owned stores to franchisees, resulting in the completion of its refranchising initiative. The Company opened six new domestic franchise stores, of which one was a traditional venue, two were non-traditional venue, and three were Express format franchise locations. Two new company-owned stores were opened. Nine Jamba Juice stores closed system-wide. Internationally, the Company’s Korean master developer opened its first Jamba Juice location in South Korea, resulting in two international stores.

Non-GAAP Adjusted Total Revenue(2)

Non-GAAP adjusted total revenue(2) which is total revenue adjusted for the effect of refranchising, improved by $0.3 million to $60.9 million for the quarter compared to the prior year period.

Non-GAAP Adjusted Net Loss(5)

Non-GAAP adjusted net loss(5) improved to $(5.4) million from $(6.4) million for the quarter compared to the prior year period.

“Our performance this quarter puts us on a solid path to deliver our overall objectives for the year. Most importantly, we achieved positive Company-store comparable sales for our second consecutive quarter, reflecting sequential improvement in seven of the last eight quarters. We also, achieved positive system-wide store comparable sales and positive franchise-operated store comparable net sales. Adjusted operating profit margin adjusted for refranchising transactions improved by 220 basis points, “ stated James D. White, chairman, president and CEO, Jamba, Inc. “Our improved balance sheet, including our current cash position increased our ability to make investments in marketing and G&A to accelerate three critical initiatives: product innovation, CPG licensing, and international expansion.”

Outlook for 2011

The Company continues to expect to achieve the following results for its fiscal 2011:

•	Deliver positive company-owned comparable store sales(1) of 2-4%;

•	Achieve Adjusted operating profit margin(3) of 18-20%;

•	Develop 50-70 U.S. locations in traditional, non-traditional, and express franchise formats;

•	Maintain general and administrative expenses, in dollars (excluding litigation charges and other one-time expenses), consistent with 2010 levels.

Liquidity

On April 19, 2011, the Company held $23.0 million in cash, cash equivalents, and restricted cash as compared to $30.6 million cash, cash equivalents and restricted cash at the end of the prior quarter. On April 19, 2011 and at the end of the prior quarter, the restricted cash balance was $1.8 million.

Webcast and Conference Call Information

A conference call to review the first quarter 2011 results will be held today, May 23, 2011 at 5:00 p.m. ET. The conference call can be accessed live over the phone by dialing (877) 941-1427 or for international callers by dialing (480) 629-9664. A replay will be available at 8:00 p.m. ET and can be accessed by dialing (877) 870-5176 or (858) 384-5517 for international callers; the pin number is 4439015. The replay will be available until June 13, 2011. The call can be accessed from the Company’s website at www.jambajuice.com under the Corporate Investor Relations section or directly at http://ir.jambajuice.com.

About Jamba, Inc.

Jamba, Inc. (NASDAQ:JMBA) is a holding company and through its wholly-owned subsidiary, Jamba Juice Company, owns and franchises JAMBA JUICE® stores. Founded in 1990, Jamba Juice is a leading restaurant retailer of better-for-you food and beverage offerings, including great tasting fruit smoothies, juices, and teas, hot oatmeal made with organic steel cut oats, wraps, salads, sandwiches, and California Flatbreads™, and a variety of baked goods and snacks. As of April 19, 2011, Jamba Juice had 741 locations in the United States consisting of 434 franchise-operated stores, 307 Company-owned stores and two international stores. For the nearest location or a complete menu, visit the Jamba Juice website at www.jambajuice.com or call 1-866-4R-FRUIT (473-7848).

Forward-Looking Statements

This press release (including information incorporated or deemed incorporated by reference herein) contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements are those involving future events and future results that are based on current expectations, estimates, forecasts, and projections as well as the current beliefs and assumptions of the Company’s management. Words such as “outlook”, “believes”, “expects”, “appears”, “may”, “will”, “should”, “anticipates”, or the negative thereof or comparable terminology, are intended to identify such forward looking statements. Any statement that is not a historical fact, including estimates, projections, future trends and the outcome of events that have not yet occurred, is a forward-looking statement. Forward-looking statements are only predictions and are subject to risks, uncertainties and assumptions that are difficult to predict. Therefore actual results may differ materially and adversely from those expressed in any forward-looking statements. Factors that might cause or contribute to such differences include, but are not limited to factors discussed under the section entitled “Risk Factors” in the Company’s reports filed with the SEC. Many of such factors relate to events and circumstances that are beyond the Company’s control. You should not place undue reliance on forward-looking statements. The Company does not assume any obligation to update the information contained in this press release.

Contact:

Investor Relations

Don Duffy

ICR

203-682-8200

investors@jambajuice.com

Non-GAAP Financial Measures

The Company provides certain supplemental non-GAAP financial measures to its investors as a complement to the most comparable GAAP measures. The GAAP measure most directly comparable to non-GAAP adjusted revenue is total revenue. The GAAP measure most directly comparable to non-GAAP adjusted operating profit and non-GAAP adjusted operating profit (excluding refranchising) is net income/loss. An explanation and reconciliation of each of these non-GAAP financial measures to GAAP information is set forth below.

The Company believes that providing these non-GAAP measures to its investors, in addition to corresponding GAAP income statement measures, provides investors the benefit of viewing the Company’s performance using the same financial metrics that the management team uses in making many key decisions and understanding how the Company’s core business operations may perform and may look in the future. The Company’s core business operations comprise company-owned and franchise-operated stores and consumer packaged goods (CPG) licensing operations. The Company believes its core business performance represents the Company’s on-going performance in the ordinary course of its operations. Management excludes from the Company’s core business performance those items, such as impairment charges, income taxes, restructuring and severance programs and costs relating to specific major projects which are non-routine, expenses or income from certain legal actions, settlements and related costs, general and administrative expense, including non-cash compensation related to stock and options. Management does not believe these items, including non-cash items, are reflective of the Company’s ongoing core operations and accordingly excludes those items from non-GAAP adjusted operating profit and non-GAAP operating profit (excluding refranchising). Additionally, each non-GAAP measure has historically been presented by the Company as a complement to its most comparable GAAP measure, and the Company believes that the continuation of this practice increases the consistency and comparability of the Company’s earnings releases. The non-GAAP adjustments are discussed further below.

Non-GAAP financial measures are not in accordance with, or an alternative for, generally accepted accounting principles in the United States of America. Non-GAAP measures should not be considered in isolation from or as a substitute for financial information presented in accordance with generally accepted accounting principles, and may be different from non-GAAP measures used by other companies.

Footnotes

(1)	Comparable store sales are calculated using sales of Jamba Juice stores open at least thirteen full fiscal periods. Company-owned comparable store sales percentages are based on sales from company-owned stores included in our store base. Franchise-operated comparable store sales percentages are based on sales from franchised stores, as reported by franchisees, which are included in our store base. System-wide sales percentages are based on sales by both company-owned and franchise-operated stores, as reported by our franchisees, which are included in our store base. Company-owned stores that were sold in refranchising transactions are included in the stores base for each accounting period of the fiscal quarter to the extent the sale is consummated at least three days prior to the end of such accounting period, but only for the days such stores have been company-owned. Thereafter, such stores are excluded from the store base until such stores have been franchise-operated for at least one full fiscal period, at which point such stores are included in the store base and compared to sales in the comparable period of the prior year. Comparable store sales exclude closed locations. Company-owned comparable store sales percentages as used herein may not be equivalent to company-owned comparable store sales as defined or used by other companies. Franchise-operated comparable store sales percentages and system-wide sales percentages as used herein are non-GAAP financial measures and should not be considered in isolation or as substitute for other measures of performance prepared in accordance with generally accepted accounting principles in the United States. Management reviews the increase or decrease in company-owned comparable store sales, franchise-operated comparable store sales and system-wide sales compared with the same period in the prior year to assess business trends and make certain business decisions. The Company believes the data is useful in assessing the overall performance of the Jamba brand and, ultimately, the performance of the Company, the company-owned stores, and the franchise-operated stores.
(2)	Non-GAAP adjusted total revenue excludes the impact of 147 company-owned stores that were refranchised during or after the first fiscal quarter of 2010. The Company believes adjusted total revenue is a useful indicator of operating performance because it enables comparisons of the Company’s total revenue that are unaffected by the Company’s decision to sell company-owned stores to franchisees instead of continuing to operate such stores as company-owned stores.
(3)

Non-GAAP adjusted operating profit is calculated as net loss as determined in accordance with GAAP, excluding the items described below and as specifically identified in the non-GAAP reconciliation schedules set forth below. Non-GAAP adjusted operating profit margin is calculated as non-GAAP adjusted operating profit as a percentage of GAAP total revenue. The Company evaluates its performance using non-GAAP adjusted operating profit margin to assess the Company’s historical and prospective operating financial performance, as well as its core operating performance relative to its competitors. Specifically, management uses this non-GAAP measure to further understand the Company’s core business operating performance. The Company believes its core business operating performance represents the Company’s on-going performance in the ordinary course of its core operations. Accordingly, the Company excludes from its core operating performance those items whose impact are not reflective of its core operations such as (a) interest income, (b) interest expense, (c) income taxes, (d) depreciation and amortization, (e) impairment of long-lived assets, (f) other operating, net, and (g) general and administrative expenses. This definition of adjusted operating profit margin is the same definition previously used by the Company to define operating profit margin in its 2011 outlook.

(4)	Non-GAAP adjusted operating profit (excluding refranchising) and non-GAAP adjusted profit margin (excluding refranchising) were calculated as described in Note 3 above, excluding the impact of 147 company-owned stores that were refranchised during or after the first fiscal quarter of 2010. These non-GAAP measure enable comparisons of the Company’s non-GAAP adjusted operating profit and adjusted operating profit margin that are unaffected by the Company’s decision to sell company-owned stores to franchisees instead of continuing to operate such stores as company-owned stores.
(5)	Non-GAAP adjusted net income/loss is calculated as net income/loss as determined in accordance with GAAP excluding the items described below and as specifically identified in the non-GAAP reconciliation schedules set forth below. The Company believes that net income/loss adjusted for non-routine items is a helpful indicator of the Company’s operating performance in that it shows the net gain/loss without the impact of the non-routine transactions, specifically, lease terminations, store closures, impairment and loss (gain) from the refranchising transactions. Management does not believe non-routine items are reflective of the Company’s ongoing performance and accordingly excludes those items from non-GAAP adjusted net income/loss.

JAMBA, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

(Unaudited)

(In thousands, except share and per share amounts)	April 19, 2011	December 28, 2010
ASSETS
Current assets:
Cash and cash equivalents	$21,161	$29,024
Restricted cash	1,825	1,620
Receivables, net of allowances of $220 and $200	6,761	6,377
Inventories	2,432	2,486
Prepaid rent	1,378	508
Prepaid and refundable income taxes	294	539
Prepaid expenses and other current assets	1,876	5,481

Total current assets	35,727	46,035
Property, fixtures and equipment, net	48,092	49,215
Trademarks and other intangible assets, net	1,217	1,341
Restricted cash	—	205
Deferred income taxes	40	40
Other long-term assets	3,210	3,218

Total assets	$88,286	$100,054

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$7,882	$6,851
Accrued compensation and benefits	5,451	6,161
Workers’ compensation and health insurance reserves	944	1,140
Accrued jambacard liability	25,189	29,756
Other accrued expenses	11,487	12,622

Total current liabilities	50,953	56,530
Long-term workers’ compensation and health insurance reserves	—	166
Deferred rent and other long-term liabilities	15,519	15,416

Total liabilities	66,472	72,112

Commitments and contingencies

Series B redeemable preferred stock, $.001 par value, 304,348 shares authorized; 180,289 and 197,485 shares issued and outstanding at April 19, 2011 and December 28, 2010, respectively.	18,881	20,554

Stockholders’ equity:
Common stock, $.001 par value, 150,000,000 shares authorized; 65,842,544 and 63,734,961 shares issued and outstanding at April 19, 2011 and December 28, 2010, respectively	66	64
Additional paid-in-capital	367,880	365,817
Accumulated deficit	(365,013)	(358,493)

Total stockholders’ equity	2,933	7,388

Total liabilities and stockholders’ equity	$88,286	$100,054

JAMBA, INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(Unaudited)

	16 Week Period Ended
(In thousands except share and per share amounts)	April 19, 2011	April 20, 2010
Revenue:
Company stores	$63,203	$78,470
Franchise and other revenue	2,972	1,958

Total revenue	66,175	80,428

Costs and operating expenses:
Cost of sales	15,213	19,113
Labor	21,964	27,670
Occupancy	10,180	12,963
Store operating	9,521	10,962
Depreciation and amortization	3,956	4,934
General and administrative	10,445	10,877
Impairment of long-lived assets	576	171
Other operating, net	647	(1,176)

Total costs and operating expenses	72,502	85,514

Loss from operations	(6,327)	(5,086)

Other expense, net:
Interest income	—	24
Interest expense	(233)	(177)

Total other expense, net	(233)	(153)

Loss before income taxes	(6,560)	(5,239)

Income tax benefit (expense)	40	(17)

Net loss	(6,520)	(5,256)

Preferred stock dividends and deemed dividends	(827)	(1,803)

Net loss attributable to common stockholders	$(7,347)	$(7,059)

Weighted-average shares used in computation of loss per share:
Basic	65,219,522	54,117,577
Diluted	65,219,522	54,117,577

Loss per share:
Basic	$(0.11)	$(0.13)
Diluted	$(0.11)	$(0.13)

JAMBA, INC.

Reconciliation of GAAP Net Loss to Non-GAAP Adjusted Operating Profit,

Non-GAAP Adjusted Operating Profit Margin,

Non-GAAP Adjusted Operating Profit (Excluding Refranchising) and

Non-GAAP Adjusted Operating Profit Margin (Excluding Refranchising)

(Unaudited)

	16 Week Period Ended
(In thousands)	April 19, 2011	April 20, 2010
Net loss	$(6,520)	$(5,256)
Interest income	—	(24)
Interest expense	233	177
Income tax (benefit) expense	(40)	17
Depreciation and amortization	3,956	4,934
Impairment of long-lived assets	576	171
Other operating, net	647	(1,176)
General and administrative	10,445	10,877

Adjusted operating profit	$9,297	$9,720
Impact of refranchised stores	(33)	(1,826)

Adjusted operating profit (excluding refranchising)	$9,264	$7,894

Adjusted operating profit margin
Total Revenue	$66,175	$80,428

Adjusted operating profit margin	14.0%	12.1%

Adjusted Operating profit margin (excluding refranchising)

(In thousands)
Revenue	$66,175	$80,428
Impact of refranchised stores	(5,275)	$(19,783)

Adjusted Total Revenue	$60,900	$60,645

Adjusted operating profit margin (excluding refranchising)	15.2%	13.0%

Reconciliation of GAAP Net Loss to Non-GAAP Net Loss adjusted for non-routine items

(Unaudited)

(In thousands)

Net Loss	$(6,520)	$(5,256)
Lease terminations and store closures	226	560
Loss (gain) in refranchising	340	(1,857)
Impairment	576	171

Net loss adjusted for non-routine items	$(5,378)	$(6,382)

JAMBA, INC.

STORE COUNT

(Unaudited)

	NUMBER OF STORES
	COMPANY	FRANCHISE (1)	TOTAL
Quarter ended April 19, 2011
At December 28, 2010	351	392	743
Opened	2	6	8
Closed	(4)	(5)	(9)
Refranchised	(42)	42	0

At April 19, 2011	307	435	742

Quarter ended April 20, 2010
At December 29, 2009	478	261	739
Opened	1	7	8
Closed	(1)	(1)	(2)
Refranchised	(20)	20	—

At April 20, 2010	458	287	745

(1) - Excludes Jamba Express Fountains

		16 WEEK PERIOD ENDED
		April 19, 2011	April 20, 2010
Percentage Change in Comparable store sales
Company stores		2.2%	-3.3%
Franchise stores (1)		4.1%	-4.0%
System-wide		3.1%	-3.5%

Percentage Change in Comparable Company store sales
Traffic effect		-1.6%	-9.7%
Average check effect		3.8%	6.4%

Total Comparable Company store sales		2.2%	-3.3%